SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 1, 1996
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                          FLEET FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)



                                 RHODE ISLAND
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                (State or other jurisdiction of incorporation)



                  1-6366                            05-0341324
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       (Commission File Number)        (IRS Employer Identification No.)



                One Federal Street, Boston, MA            02110
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         (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code:  617-292-2000
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         (Former name or former address, if changed since last report)

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Item 5.    Other Events.
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Effective April 1, 1996, the five national bank subsidiaries of Fleet Financial
Group, Inc. located in Connecticut, Massachusetts and Rhode Island were merged into one national bank. Specifically, Fleet Bank, National Association, Fleet Bank of Massachusetts, National Association, Fleet National Bank of Massachusetts and Fleet National Bank merged with and into Fleet National Bank of Connecticut under the title Fleet National Bank. The main office of the surviving bank is located in Springfield, Massachusetts, but the merger will have no effect on jobs or the location of the headquarters of the business lines of the merged banks.

        The Commissioner of Banking of the State of Connecticut has filed a lawsuit against the Comptroller of the Currency, and Fleet Bank, National Association and Fleet National Bank of Connecticut, seeking to enjoin the merger. The Company believes that the issue is moot because the merger has already occurred and that the basis of the complaint is without merit. The Company intends to vigorously contest such action.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                           FLEET FINANCIAL GROUP, INC.



                                           By:  /s/ William C. Mutterperl
                                           ------------------------------
                                                William C. Mutterperl
                                           Senior Vice President, Secretary
                                                 and General Counsel

Date: April 1, 1996